U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                        Pre-effective Amendment No. 1 to


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                       SIMPLICIA TELECOMMUNICATIONS, INC.
                 (Name of Small Business Issuer in Its Charter)


           Delaware                           4812                   98-0362224
(State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)        Classification Code)       Identification Number)


                        Simplicia Telecommunications Inc.
                               280 Fairways Bay NW
                                Airdrie, Alberta
                                     T4B 2P5
                                 (403) 615-5609

          (Address, Including Zip Code, and Telephone Number, including
                 Area Code, of Registrant's Executive Offices)

                              Joseph Sierchio, Esq.
                  Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
                                845 Third Avenue
                            New York, New York 10022

       (Name, Address, Including Zip Code, and Telephone Number, including
                        Area Code, of Agent for Service)

                        Copies of all correspondence to:
                              Joseph Sierchio, Esq.
                  Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
                                845 Third Avenue
                            New York, New York 10022

                                   ----------

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

                                   ----------



If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. |_|


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Amount of
Title Of Each Class Of Securities     Number of Shares To   Proposed Maximum            Proposed Maximum           Registration
To Be Registered                      Be Registered         Offering Price Per Share    Aggregate Offering Price   Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value        300,000               $0.25(1)                    $ 75,000                   $23.00
-------------------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

The Registrant Hereby Amends This Registration Statement On Such Date Or Dates As May Be Necessary To Delay Its Effective Date Until The Registrant Shall File A Further Amendment Which Specifically States That This Registration Statement Shall Thereafter Become Effective In Accordance With Section 8(A) Of The Securities Act Of 1933, Or Until The Registration Statement Shall Become Effective On Such Date As The Securities And Exchange Commission, Acting Pursuant To Section 8(A), May Determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


                                   PROSPECTUS

                       SIMPLICIA TELECOMMUNICATIONS, INC.

                                 300,000 SHARES
                                  COMMON STOCK


      This is our initial public offering. We are offering to sell up to 300,000 shares of our common stock at a price of $0.25 per share directly on a no minimum basis. This means that we do not have to sell a minimum number of shares before we will have access to the proceeds. At this time we intend to offer the shares ourselves through our officers and directors.

      The minimum number of shares that an investor may purchase is 100. There is no trading market for our common stock.


           See "Risk Factors" beginning on page 8 for a discussion of risks to consider before purchasing our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

----------------------------------------------------------------------------------------------------------------------
                                  Price to the Public(1)       Maximum Commissions(1)       Proceeds to the Company(2)
----------------------------------------------------------------------------------------------------------------------
Per Share                                  $0.25                         -0-                         $0.25
----------------------------------------------------------------------------------------------------------------------
Total 300,000 Shares                      $75,000                        -0-                        $75,000
----------------------------------------------------------------------------------------------------------------------

(1)   We are offering the shares directly on a no minimum basis.


(2) Current working capital is expected to cover all but $18,000 of the offering expenses currently estimated to be an aggregate of $50,000. We have already paid approximately $25,000 towards legal and accounting expenses related to this offering.


              The date of this prospectus is ______________, 2002.

                                TABLE OF CONTENTS

Prospectus Summary.............................................................5
Risk Factors...................................................................7
Cautionary Note Regarding Forward-Looking Statements .........................13
Use of Proceeds...............................................................14
Arbitrary Determination of Offering Price.....................................16
Dilution......................................................................16
Plan of Distribution .........................................................17
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.........................................18
Business .....................................................................20
Management....................................................................26
Executive Compensation........................................................27
Principal Shareholders........................................................28
Description of Capital Stock..................................................28
Market for Our Common Stock...................................................29
Certain Relationships and Related Transactions................................30
Limitation of Liability and indemnification matters ..........................30
Legal Proceedings.............................................................31
Legal Matters.................................................................31
Experts.......................................................................31
Interest of Named Experts and Counsel.........................................31
Where You Can Find Additional Information.....................................31
Financial Statements..........................................................33

                               PROSPECTUS SUMMARY

      This summary highlights selected material information from the prospectus, but may not contain all of the information that may be important to you. We encourage you to read the entire prospectus, including "Risk Factors" and our financial statements and the related notes, before making an investment decision regarding the purchase of our common stock.

Simplicia


      Simplicia was organized in July, 2001 under the laws of Delaware for the purpose of entering into the business of recycling telecommunications devices consisting of cellular communications equipment, portable computers and personal digital assistants.

      We are a development stage company with no operations and no revenues. In our financial statements, our auditor has stated that because we do not have an established source of revenues, there is substantial doubt about our ability to continue as a going concern.

      In August 2001, we were granted, by Humanity Direct Wireless Networks, Inc., a Canadian corporation, exclusive rights to the collection, refurbishment and resale of cellular phones and other wireless telecommunication devices in the United States, its territories and possessions, as well as the right to use of the Humanity's Proprietary Business Plan in connection with the refurbishment and resale of such telecommunication devices.

      Subsequently, we signed a Letter of Intent in connection with the possible acquisition by us of Humanity. The acquisition was contingent upon several conditions being satisfied. Although the Letter of Intent terminated automatically on June 30, 2002, on June 12, we received a termination notice from Humanity. The reason cited by Humanity for the termination was its inability "...to executed its business plan due to internal reasons."

      We have taken the position that the failure of Humanity to execute its business plan constitutes a default under the terms of the August 2001 assignment to us; accordingly, we have, under the terms of the assignment, written to the Phones for Sight Foundation, informing it that we intend to continue under the terms of the assignment to deal directly with the Foundation as contemplated by the August 2001 Assignment. See "Business."


Our Offices and Telephone Number

      Our offices are located at 280 Fairways Bay NW, Airdrie, Alberta, Canada T4B 2P6. Our telephone number at our corporate offices is (403) 615-5609.

The Offering


      We are offering to sell up to 300,000 shares of our common stock at a price of $0.25 per share on a direct basis. We are offering the shares directly through our officers and directors on a no minimum basis. This means that the proceeds from the offering will not be kept in an escrow account pending completion of this offering. We will use the proceeds, as discussed in the prospectus, as we receive them. There is no maximum investment amount per investor. The minimum number of shares an investor may purchase is 1000 shares. There is no commitment by anyone to purchase any shares.


Common Stock Outstanding Prior to and after the Offering


      We currently have 1,600,000 shares issued and outstanding. Assuming all of the shares offered in this offering are sold, we will have 1,900,000 shares issued and outstanding.

Use of proceeds

      The proceeds from the sale of the shares will be utilized to offset the costs of becoming a reporting issuer and for general working capital purposes.

Term of Offering


      The Offering will terminate on or before 120 days from the date of this prospectus unless all of the shares offered are sold prior to such date.

                                  RISK FACTORS


      An investment in our shares is highly speculative, involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Prospective investors, prior to making an investment decision should carefully consider the following risk factors, together with the other matters referred to in this Prospectus, including the financial statements and the notes to the financial statements.

We may not be able to generate enough capital to continue operations

      We need approximately $12,000 to sustain operations through December 31, 2002. We cannot rely on receiving the maximum proceeds from this offering. In the event that our cash reserves are depleted, we may need to seek additional capital. If we do, there can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet our long term requirements. From the date of inception through February, 28, 2002 we have not earned any income and have incurred losses totaling $21,847. If we are unable to generate the required amount of additional capital, we will not be able to meet our obligations and to continue our operations may be adversely affected.

There may not be a market for our products since the market for communications equipment products and services is rapidly changing.


      Our future will depend on the growth of the wireless equipment market. The growth in the market for wireless equipment products and services is dependent on a number of factors. These factors include:

o     the amount of capital expenditures by network providers;

o     regulatory and legal developments;

o     the addition of new customers to the market; and


o     end-user demand for wireless telecommunication devices.

      We cannot predict whether the market for refurbished wireless telecommunication devices will develop rapidly. Also, we cannot predict technological trends or new products in this market. In addition, we cannot predict whether our products and services will meet with market acceptance or be profitable. We may not be able to compete successfully, and competitive pressures may result in reduced revenues and increased operating costs.


We may not be able to compete successfully against current and future competitors who are better financed than we are or are using a more evolved technology.

      There are no patents available for the business being undertaken and thus there are no barriers to competition. Companies with greater financial, technical, and marketing resources could severely impact our business model if they enter our industry.


      Competing technologies or any new technologies may provide significant competition for us. We cannot assure you that one or more of the technologies that we sell will not become inferior or obsolete at some time in the future.

We may be unable to anticipate and adapt to the rapid changes experienced in the wireless telecommunications industry.


      The wireless equipment industry is characterized by rapid technological change. In our industry, we also face evolving industry standards, changing market conditions and frequent new product and service introductions and enhancements.

      Technological changes that are affecting the telecommunications industry may adversely affect our business model. Examples are as follows

      o the increasing pace of digital upgrades in existing analog wireless systems,

      o     evolving industry standards,

      o ongoing improvements in the capacity and quality of digital technology,

      o     shorter development cycles for new products and enhancements, and

      o     changes in end-user requirements and preferences.

      The introduction of products using new technologies or the adoption of new industry standards can make existing products or products being refurbished obsolete or unmarketable. In order to grow and remain competitive, we will need to adapt to these rapidly changing technologies, to enhance our existing solutions, and to introduce new solutions to address our customers' changing demands.

      If we fail to anticipate or respond on a cost-effective and timely basis to technological developments, changes in industry standards or customer requirements, or if we have any significant delays in product development or introduction, our business, operating results and financial condition could be affected in a material adverse way. Our business plan may not be transferable to new technological developments.


      We cannot predict the effect of technological changes on our business, and it is possible that technological developments will cause our refurbished wireless telecommunication devices to become obsolete.

We may be unsuccessful in selling our wireless telecommunication devices since the possible health effects of radio frequency emission may reduce the demand for cellular telephone services.

      Media reports have suggested that certain radio frequency emissions from portable cellular telephones may be linked to cancer and interfere with heart pacemakers and other medical devices. Concerns over radio frequency emissions and interference may have the effect of discouraging the use of cellular telephones. The resultant decrease in demand would be reflected in a reduction in our revenues. It is possible that government authorities will increase regulation of cellular telephones resulting from these concerns or that cellular telephone companies may be liable for costs or damages associated with these concerns. Such regulations may result in higher operating costs in order for us to comply. Such increase in costs will reduce our operating profit, if any.

Our ability to successfully implement our business plan is dependent on our two officers with whom we have no employment agreements.

      Our performance is substantially dependent on the performance of our senior management and sales personnel. In particular, our success depends on the continued efforts of our president, Robert Auld and our vice president , Riaz Sumar. The loss of the services of either of Messrs. Auld or Sumar could have a negative impact on our ability to successfully implement our business plan. We do not have employment agreements in place with our senior management or key employees.

We may not be able to identify or complete suitable acquisitions and investments which may prevent us from carrying out our strategy for growth.

      According to our business model, we may acquire or make investments in complementary businesses, products, services or technologies in order to expand our business. It is possible that we will be unable to identify suitable acquisitions or investment candidates. Even if we identify suitable candidates, we cannot assure you that we will be able to make acquisitions or investments on commercially acceptable terms, if at all. If we acquire a company, we may have difficulty assimilating its businesses, products, services, technologies and personnel into our operations. These difficulties could disrupt our ongoing business, distract our management and workforce, increase our expenses and negatively impact our operating results. In addition, we may incur debt or be required to issue equity securities to pay for future acquisitions or investments. The issuance of any equity securities could be dilutive to our shareowners.

We may be unable to successfully implement our business plan since our management is inexperienced in managing a public company or a large operating company.

      Our current management has had limited experience in managing a public company or a large operating company. There can be no assurance that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to fully exploit the market opportunities for our products and services. Any inability to manage growth effectively could result in reduced revenues and increased expenses.

Since there is no public market for our shares and since one may never develop, our shares are not liquid.

      There is no current trading market for our shares and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. To the extent that a market develops for our shares at all, they will likely appear in what is customarily known at the "pink sheets" or on the NASD Bulletin Board, which may limit their marketability and liquidity.

      To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for our shares. Further, we have not had any discussions with any market maker regarding the participation of any market maker in the future trading market, if any, for our shares.

Our stockholders may experience difficulty in selling their securities as a result of the "penny stock rules."

      Holders of our common stock may be affected by the "penny stock rules." Under Rule 15g-9, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

      (1) the sale or purchase is exempt from Rule 15g-9; or

      (2) prior to the transaction, the broker or dealer has (a) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9 and (b) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

      Our shares of common stock will be subject to the regulations on penny stocks; consequently, the market liquidity and market price for our common stock may be adversely affected by those regulations limiting the ability of broker/dealers to sell our common stock and the ability of purchasers in this offering to sell their securities in the secondary market.


Our chance of becoming a successful operating company are reduced because a substantial amount of the proceeds we raise in this offering will not be utilized for the growth of our business.

      Of the proposed maximum offering, we expect to use $15,000 to pay the remainder of our costs of the offering, estimated at $50,000. Therefore, only approximately $60,000 of the maximum offering proceeds will be available for the implementation of our business plan and for use in the growth of our business in general.


Future sales of shares may adversely impact the value of our stock.

      The total amount of shares covered by this prospectus would represent approximately 16% of the number of our outstanding shares on the date of this prospectus. If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline.


The offering price of our shares was arbitrarily determined by us.


      Prior to this offering, there has been no public trading market for our shares. The initial public offering price of our shares has been arbitrary determined by us and does not bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by us were the proceeds to be raised by the offering, the lack of trading market, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders and our relative requirements. Accordingly, you should not use the offering price as a measure of the value of the shares or of our company.


Since we are in the early stage of development and have no operating history, it may be difficult for you to assess our business and future prospects.

      We were only recently incorporated. Since incorporation our activities have been limited to corporate administrative matters, initial financing and negotiation of the terms of the Humanity Agreement. We have limited resources and have had no revenues to date. See "Business." Therefore there is nothing at this time upon which to base an assumption that our plans will prove successful, and there is no assurance that we will operate profitably.

We may lose our rights under the Humanity Agreement if we are in default of any of the terms of the Humanity Agreement and we fail to cure that default within 30 days of being notified that we are in default or if we fail to make royalty or rights payments required under the terms of the Humanity Agreement.


      Our initial operations will be based entirely on the exercise by us of the exclusive rights granted to us under the Humanity Agreement. If we lose our rights under that Agreement, we would have no sources of revenues nor would we be able to implement our business plan.

We may be unsuccessful in implementing our business plan since we have limited marketing resources and have had no experience in marketing telecommunications devices.


      We have no sales and marketing capabilities with respect to telecommunications devices. Accordingly, we intend to use a portion of the proceeds of this offering to develop our own sales and marketing force. The development of an internal sales and marketing capability will entail significant expenditures, management resources and marketing capability. If we are unable to establish our own marketing capability, we will need to enter into a joint venture, distribution or other arrangement with a third party with established marketing resources. There can be no assurance that we would be able to enter into third-party sales and marketing arrangements on favorable terms or at all. In any event, arrangements with third parties would typically entail sharing a significant percentage of sales which would reduce the profit margin on sales of the telecommunications devices.


We have had no operations or revenues to date and our independent auditor has stated that as a result there is substantial doubt about our ability to continue in business.

      Our independent auditor has stated that there is substantial doubt about our ability to continue in business. After the net proceeds of the offering have been exhausted, we may require additional financing in order to carry out our business plan. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. There can be no assurance that we will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. If we are unable to generate the required amount of additional capital, we may not be able to meet our obligations and to implement our business plan.


We need to attract, retain and motivate skilled personnel and retain our key personnel in order for our business to succeed.

      Currently, we do not have any employees. We believe that our future success will depend in large part upon our ability to attract and retain highly skilled scientific, managerial and marketing personnel. We face competition for such personnel from other companies, research and academic institutions, government entities and other organizations. There can be no assurance that we will be successful in hiring or retaining the personnel we require.


Even if our stock is approved for quotation by a broker/dealer through the NASD over the counter bulleting board or the National Quotations Bureau pink sheets, our share prices still may be highly volatile.

      The market prices of equity securities of telecommunications companies have experienced extreme price volatility in recent years for reasons not necessarily related to the individual performance of specific companies. Accordingly, the market price of our shares following this offering may be highly volatile. Factors such as announcements by us, or our competitors concerning products, patents, technology, governmental regulatory actions, other events affecting wireless devices and telecommunications companies generally and general market conditions may have a significant impact on the market price of our shares and could cause it to fluctuate substantially. In addition stocks traded on the NASD over the counter bulletin board or the National Quotation Bureau are usually thinly traded, highly volatile and generally not followed by analysts.


We have a large number of restricted shares outstanding, the potential sale of which under Rule 144 may impact the price of our stock should a public trading market ever develop.


      Of the 150,000,000 shares of our common stock authorized, there are presently issued and outstanding 1,600,000. All are "restricted securities" as that term is defined under the Securities Act of 1933, and in the future may be sold in compliance with Rule 144 of the Securities Act of 1933, or pursuant to a Registration Statement filed under the Securities Act of 1933. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to 1% of our outstanding shares every 3 months. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. That public information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule 15c 2-11 of the Exchange Act. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of a company and who has satisfied a 2 year holding period without any quantity limitation and whether or not there is adequate current public information available. Investors should be aware that sales under Rule 144, or pursuant to a Registration Statement filed under the Securities Act, may have a depressive effect on the market price of our securities in any market that may develop for our shares. Presently 1,600,000 of the outstanding shares will be available for sale under Rule 144 when applicable. The currently issued and outstanding shares will not be available for resale under Rule 144 until at least August 31, 2002.


      Possible issuance of additional shares sales may impact the price of our stock should a public trading market ever develop.


      Our Certificate of Incorporation, authorizes the issuance of 150,000,000 shares of common stock. Upon the sale of the maximum shares offered in this offering, approximately 98.73% of our authorized common stock will remain un-issued. Our Board of Directors has the power to issue any or all of such additional common stock without stockholder approval. Potential investors should be aware that any stock issuances may result in a reduction of the book value or market price, if any, of the then outstanding common stock. If we were to issue additional common stock, such issuance will reduce the proportionate ownership and voting power of the other stockholders. Also, any new issuance of common stock may result in a change of our control.


      The total amount of shares covered by this prospectus would represent approximately 16% of the number of our outstanding shares on the date of this prospectus. If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline.

At the present time, we have only one customer who is not contractually bound to purchase products from us.

      Since we only have one customer who is not contractually bound to purchase our products, we may not be able to sell our wireless telecommunication devices. This could have a negative impact on our potential revenues and create a working capital shortage.

We currently have only one supplier of wireless telecommunication devices.

      Since we currently only have one supplier of wireless telecommunication devices, we may not be able to obtain enough wireless telecommunication devices to sustain ongoing operations. In the event that the supplier goes out of business, we would not be able to maintain operations without finding another supplier.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS




      This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

      These forward-looking statements include, without limitation, statements about:

      o     our markets;

      o     our strategies;

      o     competition;

      o     expected activities and expenditures as we pursue our business plan;
            and

      o     the adequacy of our available cash resources.


      These statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, (iii) the Internet and Internet commerce and (iv) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


      The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offering.

      The accompanying information contained in this prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.



                                 USE OF PROCEEDS

We have filed a registration statement pursuant to the Securities Act of 1933 in order to

      -     become a reporting issuer;

      - raise funds to offset the cost of becoming a reporting issuer. It is our view that by becoming a reporting issuer we will be in an improved position to effect private placement and or public financings in the future; and

      - to satisfy certain of our obligations under the Letter of Intent signed December 12, 2001.


      The shares are being offered directly by us on a no minimum basis. If the 300,000 shares offered are sold, the gross proceeds of this offering will be $75,000.00 and the net proceeds will be $50,000.00 after deducting the estimated expenses of the offering. We expect expenses of the offering, including, but not limited to, accounting fees and legal fees, to be approximately $50,000.00. We have already paid approximately $25,000 of such expenses. The balance of the expenses will be paid from the offering proceeds to the extent available and required. If we fail to raise sufficient funds to pay the offering expenses, we will pay any such deficiency from our existing working capital.

      Since there is no minimum amount to be raised, proceeds from our sale of shares will be available for use by us as the funds are received. All subscriptions that are accepted by us are, subject to any applicable laws, irrevocable. Because we are offering the shares on a direct basis, we cannot represent what percentage of the offered shares we will actually sell.

      The following table shows our intended application of the proceeds as a percentage of the gross proceeds received from a minimum of 25% to a maximum of 100%:

=========================
Intended use of proceeds:
================================================================================
                                        25%        50%          75%         100%
--------------------------------------------------------------------------------
Proceeds                           $ 18,750    $37,500      $56,250      $75,000
--------------------------------------------------------------------------------
     Use of Proceeds:
--------------------------------------------------------------------------------
Balance of Offering expenses         25,000     25,000       25,000       25,000
--------------------------------------------------------------------------------
Working Capital                      (6,250)    12,500       31,250       50,000
================================================================================
Total                              $ 18,750    $37,500      $56,250      $75,000
================================================================================

      The foregoing represents our best estimate of our allocation of the net proceeds from the sale of the shares based upon our currently contemplated operations, our business plan and current economic and industry conditions and is subject to reapportionment of proceeds among the categories listed above or to new categories in response to, among other things, changes in our plans, regulations, industry conditions, future revenues and expenditures and the amount of the proceeds from the offering. The amount and timing of expenditures will vary depending on a number of factors, including changes in our contemplated operations or business plan which may be affected by any delays in the marketing and development and success of our business activities and changes in economic and industry conditions. Any reallocation of the net proceeds of the offering will be made at the discretion of our board of directors but will be a part of our strategy to achieve growth and profitable operations through the development of our products and commencement of our marketing efforts. Our working capital requirements are a function of our future growth and expansion, neither of which can be predicted with any reasonable degree of certainty. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise.

      We expect to keep any proceeds not utilized for these purposes in a working capital reserve for payment of unexpected operating expenses. Pending our use of the net proceeds of the offering, the funds will be invested temporarily in certificates of deposit, short-term government securities, or similar investments. Any income from these short-term investments will be used for working capital.

      No portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

      There is no trading market for our shares. The initial offering price of $0.25 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:


      o     The lack of trading market;

      o     The proceeds to be raised by the offering;

      o The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders; and

      o     Our capital requirements.


      We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future.

                                    DILUTION


      The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock. Dilution arises mainly from the arbitrary decision by a company as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

      Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At February 28, 2002, we had a net tangible book value of $4,762 or $ .00 per share.

      After giving effect to the sale of the 300,000 shares being offered at an initial public offering price of $0.25 per share and after deducting estimated expenses of this offering ($50,000), our adjusted net tangible book value at February 28, 2002 after the offering would have been $29,762 or $.02 per share, representing an immediate increase in net tangible book value of $.01 per share to the existing shareholders and an immediate dilution of $.23 or 91% per share to new investors.

      The following table illustrates the above information with respect to dilution to new investors on a per share basis:

Initial public offering price                                                    $ 0.25
Pro forma net tangible book value at February 28, 2002                             0.01
Increase in pro forma net tangible book value attributed to new investors          0.01
Adjusted pro forma net tangible book value after offering                          0.02
Dilution to new investors                                                          0.23

      The following table sets forth, on a pro forma basis as of February 28, 2002, with respect to our existing stockholders and new investors, a comparison of the number of shares of common stock we issued, percentage ownership of those shares, the total consideration paid, the percentage of consideration paid and the average per share.

                                                                                Average
                              Shares Purchased      Total Consideration     (Approximately)
                           ----------------------------------------------------------------
                             Number    Percentage    Number   Percentage    Price per Share
                           ----------------------------------------------------------------
Existing shareholders      1,600,000       84%      $ 34,920       32%           .02
New investors                300,000       16%        75,000       68%           .25
                           ----------------------------------------------------------------
    Total                  1,900,000      100%       109,920      100%           .06
                           ================================================================


                              PLAN OF DISTRIBUTION


      We are offering to sell up to 300,000 shares of our common stock at a price of $0.25 per share directly on a no minimum basis. This means that the proceeds from the offering will not be kept in an escrow account pending completion of this offering.

      There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officers and directors. This is a direct offering, with no commitment by anyone to purchase any shares. No compensation is to be paid to any person for the offer and sale of the shares. Our officers and directors may distribute prospectuses related to this offering. We estimate that approximately 100 Prospectuses will be distributed by them. They intends to distribute prospectuses to acquaintances, friends and business associates.


      Although our officers and directors are associated persons as that term is defined in Rule 3a4-1 under the Exchange Act, they are not deemed to be a broker for the following reasons:

* They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.


* They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

* They are not an associated person of a broker or dealer at the time of their participation in the sale of our securities.

*     They meet all of the following conditions:

      * They primarily perform, or are intended to perform at the end of the offering, substantial duties for or on behalf of the company otherwise than in connection with transactions in securities;

      * They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

      * They do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (a)(4)(iii) of Rule 3A4-1 of the Exchange Act, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security include within one Rule 415 registration.


      As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Method of Subscribing


      You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The minimum number of shares that you may purchase is 100. The subscription price of $0.25 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Simplicia Telecommunications, Inc." and delivered to us. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.


Expiration Date


      This offering will expire 120 days from the date of this prospectus unless all of the shares offered are sold prior to that date.


Legal Proceedings

      We are not a party to any pending legal proceeding.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


      The following discussion of our financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and Notes thereto included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

      We were organized in July, 2001. Since our inception, and prior to July 2001, we have engaged only in corporate administrative and financing activities and the negotiation of the Humanity Agreement.

      We have filed a registration statement pursuant to the Securities Act of 1933 in order to

      -     become a reporting issuer;


      - raise funds to offset the cost of becoming a reporting issuer, as it is our view that by becoming a reporting issuer we will be in an improved position to effect private placement and or public financings in the future; and

      -     to satisfy certain of an obligations under the Letter of Intent.


Liquidity And Capital Resources


      We have cash on hand as of February 28, 2002 of approximately $1,300. We have also paid $33,000 towards offering expenses of which $3,500 represented accounting fees and $29,500 represented legal fees and expenses. We feel that our cash on hand plus the maximum proceeds from the offering will be sufficient to satisfy our current requirements through December 2002. Our cash requirements through December 31, 2003 are not expected to exceed $25,000, which expenses consist primarily of accounting and legal costs to comply with the United States Securities and Exchange Commission regulatory and reporting requirements. The nature of the expenses we expect to incur are largely administrative and legal in connection with the preparation and filings of periodic reports with the Securities and Exchange Commission. We expect to use the proceeds from this offering, after having paid offering expenses, for working capital purposes. We will need to raise a minimum of 33% of the offering in order to meet our expected cash requirements. If we are unable to raise enough funds to meet our cash requirements, Messrs. Auld and Sumar have agreed to advance up to $25,000 to us to cover these costs on an as needed basis.

      Since we are able to sell refurbished wireless telecommunication devices before we are required to pay any royalties or rights payments, we do not anticipate having to use the proceeds from this offering for those purposes.

      However, we may require significant additional financial resources for future expansion. It is not possible to quantify what amount may actually be required. If needed, we may seek to obtain the financing through public or private equity offerings. If we are unable to generate the required amount of additional capital, our ability to implement our expansion strategies may be adversely affected. No specific plans exist for a financing at this time.

      Based on our operating plan, we believe that the net proceeds of this offering (if fully subscribed), and when combined with our cash on hand, will be sufficient to satisfy capital requirements and finance our operations for a least the next 12 months. As we currently have no operations or an established source of revenues such belief is based upon our assumptions about our future operations and potential revenue stream. There can be no assurance that our expectations and assumptions are correct. We may be required to raise substantial additional capital in the future in order to carry out business plan. In addition, contingencies may arise which may require us to obtain additional capital. Accordingly, there can be no assurance that such resources will be sufficient to satisfy capital requirements for such period. After the 12 month period, we anticipate that additional financing may be required in order to meet our current plans for expansion. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. There can be no assurance that we will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. In any of such events, we may be unable to implement our business plan.


                                    BUSINESS

Background


      By Agreement dated August 1, 2001 by and among ourselves, Humanity Direct Wireless Networks Inc. ("Humanity") , a company incorporated under the Canada Business Corporation Act, and the Phones for Sight Foundation (the "Foundation"), a company limited by guarantee and not having share capital under the Company's Act of 1985 and 1989 (UK), Humanity granted us the sale and exclusive rights to the collection, refurbishment and resale of telecommunications devices in the United States, its territories and possessions. The telecommunications devices that we intend to collect and sell initially are mobile phones.

      Humanity had acquired the worldwide rights to the telecommunication devices from the Foundation under an Assignment Agreement dated June 25, 2001. The Foundation granted to Humanity the sole and exclusive right, on a worldwide basis, to purchase all non-refurbished wireless telecommunication devices that were collected by the Foundation through its Phones for Sight Initiative. The Foundation, through this initiative, seeks to collect wireless telecommunication devices and to raise funds for its purposes via the refurbishment and resale of such wireless telecommunication devices.

      The Foundation is a non-profit charitable entity with the long-term goal of funding the elimination of avoidable blindness. The Foundation's global fundraising strategy centers on collecting deactivated cell phones and selling them to wholesale cellular refurbishes. The Foundation's collection efforts will focus on mobilizing deactivated cell phones from the wireless carriers, the corporate community and the retail market on a global basis.


Humanity Agreement:



      Under the terms of the Humanity Agreement:

      - We paid to Humanity the amount of ten US Dollars (USD$10.00) for the sole and exclusive right in the United States of America, its territories and possessions to carry out Humanity Proprietary Business Plan and any modifications thereof;


      -     We will pay the Foundation Royalties as follows;

             ----------------------------------------------------------------
                    Net Proceeds CDN$ *             Royalty % of Net Proceeds
             ----------------------------------------------------------------
                    $0.00 - $500,000.00                        1.5%
             ----------------------------------------------------------------
                $500,000.01 - $1,000,000.00                    3.0%
             ----------------------------------------------------------------
               $1,000,000.01 - $2,000,000.00                   4.0%
             ----------------------------------------------------------------
               $2,000,000.01 - $5,000,000.00                   5.0%
             ----------------------------------------------------------------
                  $5,000,000.01 and Over                      10.0%
             ----------------------------------------------------------------

      * Net proceeds are based upon funds actually received by us and do not include any receivable amounts, excise taxes, or bad debts.

      - We will also pay to Humanity US$1.00 per Telecommunications Device resold at a specified minimum price by us (the "Rights Payment"). The Rights Payment is payable on a quarterly basis and is due no later than the 30th day after the end of each quarter.


      Commencing on January 1, 2002 (the "Deliverable Date"), the Foundation is required to deliver to us not less than 20,000 Telecommunications Devices monthly ("Minimum Deliverable") that can be refurbished and resold on commercially reasonable terms in accordance with the Proprietary Business Plan. An earlier Deliverable Date may be implemented at our option upon 30 days written notice to the Foundation. As of March 31, 2002, 997 telecommunication devices have been delivered to and sold by us.


      The Humanity Agreement may be terminated by the Foundation upon six (6) months' prior written notice to us if (i) we are in default of our obligations under the Agreement and we fail to cure such default within thirty (30) days following written notice thereof delivered by the Foundation to us, or (ii) if we fail to make the Rights Payment to Humanity.

      The Humanity Agreement may be terminated by us upon six (6) months' prior written notice to the Foundation if (i) the Foundation is in default of its obligations under Agreement and fails to cure such default within thirty (30) days following written notice thereof delivered by us to the Foundation, or (ii) if the Foundation fails to make the Minimum Deliverable.


      The Agreement may also be terminated by us upon six (6) months' prior written notice to the Humanity if Humanity is in default of its obligations under Agreement and fails to cure such default within thirty (30) days following written notice thereof delivered by us to Humanity.


      In the event that the Assigned Agreement between the Foundation and the Humanity is terminated for any reason, the Assigned Agreement shall be deemed to exist in its entirety with us except that it will only apply to the United States of America, its territories and possessions and no further Rights Payment shall be due to Humanity.

      On December 12, 2001, we entered into a non-binding Letter of Intent with Humanity. In the Letter of Intent we agreed to consider, subject to the satisfaction of numerous conditions, the acquisition of Humanity.

      Although the Letter of Intent terminated automatically on June 30, 2002, on June 12, we received a notice from Humanity terminating the Letter of Intent;. The reason cited by Humanity for the termination was its inability "...to executed its business plan due to internal reasons."

      We have taken the position that the failure of Humanity to execute its business plan constitutes a default under the terms of the Humanity Agreement; accordingly, we have, under the terms of the Humanity Agreement, written to the Phones for Sight Foundation, informing it that we intend to continue under the terms of the agreement to deal directly with the Foundation as contemplated by the Humanity Agreement.

      We believe that no payments are now due Humanity under the terms of the Humanity Agreement .


Our Intended Business


      We intend to collect unused wireless telecommunication devices through the Foundation's charitable-based collection network, add value through the refurbishing process and use contracted sales agents to distribute product to growing domestic and emerging markets.

      As step one in our business plan, we do not intend to refurbish the telecommunication devices ourselves. We intend to use a third party refurbishment and resale company such as Recellular in order to minimize costs and generate cash flow. Revenues in this case will be derived from the collection and resale of the collected phones to Recellular or like company. Once we have enough of a supply to warrant the set up of a full refurbishment facility and the hiring of a sales force we will undertake to do so. Since devices will be collected by the Foundation and then sent to the third party refurbishment facility on our behalf, we do not anticipate the need to hire any employees as we begin to carry out our plan.


      We believe that there is a demand for refurbished product in order to satisfy the wireless infrastructures being developed in the emerging economies as they cannot obtain a consistent supply of new cell phone product.


      In addition, we recognize that refurbished cellular telephone equipment provides North American service providers with the opportunity to penetrate domestic price-sensitive markets by providing low-cost terminal equipment.

      We believe that wireless infrastructures are expected to replace landline systems in many regions as installation is less costly and connectivity costs (airtime) are comparable. Due to technological advancements, product penetration, rapid product turnover and environmental concerns, there exists a supply of surplus mobile wireless telecommunication devices. These are primarily cell phones but also include personal organizers (Palm Pilots), wireless-enabled laptops and pagers. We intend to reclaim the value in these surplus assets.

      We will be the exclusive purchaser in the United States of all product sourced through the collection efforts of the Phone for Sight Foundation. The cell phones will be refurbished to insure good working order. Refurbishing production capacity will be established through strategic alliances, outsourcing or new construction. This capacity will be matched with the Foundation's main product collection centers. We will not be importing any deactivated mobile phones from outside of North America.

      We currently have a relationship in the US with Recellular Incorporated that was established by Humanity Direct. Recellular Incorporated will purchase a number of the collected phones from us. ReCelluar Incorporated has provided Humanity with a letter of intent to purchase a number of phones every month. Since we have the rights in the United States, its territories and possessions to carry out the Humanity business plan, we will replace Humanity in that letter of intent. ReCellular Incorporated, established in 1991, have pioneered and defined wireless refurbishing for over 10 years. They work with all levels of wireless service providers from the largest carriers to the smallest agents. We have also entered into a relationship with ReSave Technologies.

      We believe that there exists a market for recycled cellular phones within North America. As Cellular Service Providers shift their marketing focus from the mid / high income market segment to the price-sensitive consumer segment in an attempt to secure market share and maximize infrastructure utilization, the demand for low-cost end user equipment increases. Through our relationship with Recellular and other refurbishing and sales agents we will be able to meet this demand with refurbished equipment.

      Internationally, product demand exists in the emerging economies. With the US being one of the largest target markets for collection of used mobile assets, these markets will be a prime target for Simplicia. Due to the relatively low cost of refurbished wireless telecommunication devices, a new cellular phone market can be developed. We have been given the authority, by Humanity, to sell phones collected in the United States, its territories and possessions to emerging markets such as Africa.


The Phones For Sight Foundation


      The Phones for Sight Foundation was established in 2000 to take part in the fight against avoidable blindness and to support blind citizens globally. The Phones for Sight program will raise funds through the collection of the worlds deactivated cell phones. Cell phones are a serious environmental hazard, not suitable for landfill disposal due to the cadmium in the batteries. They are a perfect product to recycle. The telecommunications cell for phones will be resold to the refurbishing wholesale industry. Humanity obtained the global rights to purchase all collected wireless telecommunication devices from the Foundation refurbishment and resale. In an agreement dated August 1, 2001 between the Foundation, Humanity and ourselves, we were granted these rights in the United States and were granted the rights to use Humanity's Business Plan as necessary for the collection, refurbishment, and resale of wireless telecommunication devices.

      A sustainable supply of wireless telecommunication devices is paramount to both the Foundation achieving their humanitarian mission and for the success of Simplicia. The US refurbishing industry has not flourished due to its inability to collect a consistent volume of surplus cell phones. The greatest challenge has been how to motivate the world's telecom companies, major corporations and private citizens to donate or return their used wireless telecommunication devices into the hands of the private sector for either charitable, profit or environmental reasons. Simplicia will overcome this obstacle by purchasing wireless telecommunication devices from the Foundation.


      We believe there is also a substantial corporate pre-paid market opportunity. We believe that pre-paid will be attractive to the corporations as they can control how much their employees spend on airtime and hence, their costs. Refurbished sales efforts will target the corporate market through two channels. First, as a source of less expensive phones that can be used by their employees and second, as a branded price-point cell phone product that can be sold through their retail chains. We will attempt to develop a co-branding strategy for these clients, such as the "Phones for Sight" pre-paid cell phone to strengthen brand loyalty and increase sales.


      We believe that, through our relationship with the Foundation, we will have a reliable supply of wireless telecommunication devices. With respect to the demand side of the equation, we believe we have found a buyer of all the refurbished wireless telecommunication devices we are able to produce. This is solidified by a letter of intent between Recellular Incorporated and Humanity indicating ReCellular Incorporated's desire to purchase from us our collected cellular assets.


Competition


      There are no patents available for the business being undertaken and thus there are no barriers to competition. Companies with greater financial, technical, and marketing resources could severely impact our business model if they enter our industry.

      Competing technologies or any new technologies may provide significant competition for us. We cannot assure you that one or more of the technologies that we sell will not become inferior or obsolete at some time in the future. New technologies that are comparable to cellular service include:

      o     personal communications services,

      o     ESMR, and

      o     satellite-based services.

      Personal communications services refer to the series of two-way communication licenses recently awarded by the FCC which are expected to use digital wireless technologies. Many personal communication services licensees who will compete with us have access to substantial capital resources. In addition, many of these companies, or their affiliates, already operate large cellular telephone systems and thus bring significant wireless experience to this new marketplace.

      ESMR is a two-way wireless communications service that incorporates characteristics of cellular technology, including many low-power transmitters and connection with the network that provides traditional telephone services. ESMR service may compete with cellular service by providing digital communication technology, lower rates, enhanced privacy and additional features such as electronic mail and built-in paging. Nextel Communications, Inc. is the primary provider of such services today. The FCC has issued a number of licenses for satellite-based services that would enable subscribers to access mobile communications systems throughout the world. Additional proposals for the provision of satellite services remain pending with the FCC and foreign regulatory bodies must approve certain aspects of some satellite systems.


      Competition in the industry is intense. We believe that competition may increase substantially with the increased use of wireless telecommunication devices. We believe our success in competing with other companies in our industry will depend primarily on our engineering, manufacturing and marketing skills, the price, quality and reliability of our products, and our delivery and service capabilities. We anticipate increasing pricing pressures from current and future competitors. Many of our foreign and domestic competitors have more extensive engineering, manufacturing, marketing, financial and personnel resources than we have. As a result, they may be able to respond more quickly to changes in customer requirements. We cannot predict whether we will be able to compete successfully with our existing and new products and services or with current and future competitors.


      In addition, we believe that technological change, the increasing addition of Internet/data, video, voice, and other services to networks, continuing regulatory changes and industry consolidation or new entrants will continue to cause rapid evolution in the competitive environment. The full scope and nature of these changes is difficult to predict at this time. Increased competition could lead to price cuts, reduced gross margins and loss of market share, which may seriously harm our business, operating results and financial condition.

Employees


      As of June 30, 2002 we had no employees.



Properties


      We currently are using the offices of our President on a month to month, rent free basis.

                                   MANAGEMENT


      Our director(s), executive officer(s) and other key employees, and their ages, as of the date of this prospectus, are as follows:

Name                          Age       Positions held                 Since
----                          ---       --------------                 -----
Robert G. Auld                29        President                      July 2001
Riaz Sumar                    31        CFO & Corporate Secretary      July 2001


The backgrounds of our directors, executive officers and significant employees are as follows:


Robert G. Auld MBA, PEng President


In the last 5 years Robert Auld has held a number of positions in key management roles. Since July, 2001, Robert Auld has served as President of Simplicia. From January 2000 to the present, Robert Auld has been the President of Auld Management Consulting. Since April, 2001 Robert Auld has held the position of President and CEO of North American Gem Inc. Between November 1998 and January 2000, Robert Auld held the position of Senior Project Manager with IBM Canada. Between November 1995 and November 1998, he was employed by Computing Devices Canada a division of General Dynamics. He has managed various telecommunications and computer infrastructure projects ranging in size from $500,000 to $50,000,000 for clients including IBM, Canadian Department of National Defense, General Dynamics, and, Alberta Treasury Branches.


Riaz Sumar CGA, Secretary


Since April 2001, Mr. Sumar has served as our CFO and Corporate Secretary. Since April, 2001 Mr. Sumar has held the position of President and CEO of North American Gem Inc. From 1996 until present Riaz Sumar has been the controller for Tracer Petroleum Corporation, a publicly traded international oil and gas company. His responsibilities included financial and public reporting as well as corporate governance. More recently, Mr. Sumar also worked with Corona Ventures Group Ltd., a private venture capital company where he helped analyze business plans of various companies and provided management support for companies that were in development stages.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have not compensated our directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

      There are no family relationships between any of our directors, executive officers and other key personnel.

      All of our directors and officers are elected annually to serve for one year or until their successors are duly elected and qualified.

      During the past ten years none of our directors, executive officers, promoter or control persons of the Company were:



      (1) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      (2) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

      (3) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

      (4) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

                             EXECUTIVE COMPENSATION

      The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and other employees for all services rendered to us in all capacities during each of the years ended August 31, 1999, 2000 and 2001. None of our other executive offices received salary and bonus exceeding $100,000 during those years.



--------------------------------------------------------------------------------
                           Summary Compensation Table
--------------------------------------------------------------------------------
                                                                    All Annual
                                                                   Compensation
 Name and Principal Position          Year     Salary     Bonus        (**)
 ---------------------------          ----     ------     -----    ------------
--------------------------------------------------------------------------------
Robert Auld, President                2001     Nil         Nil          Nil
                                      2000     N/A         N/A          N/A
                                      1999     N/A         N/A          N/A
--------------------------------------------------------------------------------
Riaz Sumar, Corporate Secretary       2001     Nil         Nil          Nil
                                      2000     N/A         N/A          N/A
                                      1999     N/A         N/A          N/A
--------------------------------------------------------------------------------

Directors' Compensation

      Directors are not compensated for their services.

Employment and Severance Agreement


      There are no employment contracts or agreements between us and our officers.


      We do not have any employee stock option or other incentive plans

                             PRINCIPAL SHAREHOLDERS


The following lists as of February 28, 2002 the beneficial ownership of shares of each person known to us who owns more than 5% of our issued and outstanding shares and of our directors, executive officers and significant employees.





--------------------------------------------------------------------------------
Name and Address of                Amount and Nature of
Beneficial Owner                   Beneficial Ownership        Percent of Class
--------------------------------------------------------------------------------
Robert Auld (1)                           650,000                    40.6%
280 Fairways Bay NW
Calgary, Alberta T4B 2P5
--------------------------------------------------------------------------------
Riaz Sumar (1)                            650,000                    40.6%
Suite 1204
1030 - 16th Avenue SW
Calgary, Alberta T2R 1N1
--------------------------------------------------------------------------------
Joseph Sierchio (2)                       200,000                    12.5%
Eiseman Levine Lehrhapt &
Kakoyiannis, PC
845 Third Avenue
New York, New York 10022
--------------------------------------------------------------------------------
Christina McDonald (3)                    100,000                     6.3%
21 Buggey Lane
Ajax, ON L1S 4S7
--------------------------------------------------------------------------------

      1) Directors and officers as a group (Mr. Auld and Mr. Sumar) own 83.4% of the issued and outstanding shares in Simplicia.

      2) Joseph Sierchio is a member of Eiseman Levine Lehrhapt & Kakoyiannis, P.C., our legal counsel.

      3) Christina McDonald is the wife of Jim Earle, the President of Humanity.


                          DESCRIPTION OF CAPITAL STOCK


      We are authorized to issue 150,000,000 shares of common stock, $.0001 par value per share, of which 1,600,000 shares were issued and outstanding as of the date of this Prospectus. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of those shares at meetings of the stockholders.

      The holders of common stock (i) have equal rights to dividends from funds legally available for the payment of dividends, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

      All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding common stock, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining common stock will not be able to elect any of our directors.

      Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from funds legally available for that purpose. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of our company, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and nonassessable.

      Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders.

Dividends


      We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our shares in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.


Transfer Agent and Registrar


      Currently, we are acting as our own transfer agent and registrar for our common stock. Upon completion of the offering we will engage Stocktrans, Inc.,7
E. Lancaster Avenue, Ardmore, Pennsylvania 19003 to act as our transfer agent.


           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

      There has been no trading market for our common stock nor is there any assurance that one will develop. There are currently 4 beneficial holders of our outstanding common stock.

The outstanding shares of common stock were sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. There can be no assurance that a trading market will develop. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

      There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. All of the shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.


      As of the date of this Prospectus, none our shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act, described below. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that those shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act or another exemption from registration.

      Sales of substantial amounts of our shares under Rule 144, this Prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      There have been no transactions during the last two years, or proposed transactions, to which we were or are a party in which any of our directors, officers, shareholders, owning more than 5% of our securities or members of their family had or have a material interest. Each of our directors acquired 650,000 shares of our common stock for an aggregate price of $4,950.


               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS


      We believe that provisions of our Certificate of Incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our Certificate of Incorporation limit the liability of directors and officers to the fullest extent permitted by Delaware law. This is intended to allow our directors and officers the benefit of Delaware's corporation law which provides that directors and officers of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors or officers, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

      In the event that a claim for indemnification against those liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

                                LEGAL PROCEEDINGS

      We are not a party to any pending lawsuit or legal proceedings nor are we aware of any threatened lawsuit or proceeding.

                                  LEGAL MATTERS


      The validity of the issuance of the common stock offered hereby has been passed upon for us by Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., New York, New York.


                                     EXPERTS


      Our financial statements at August 31, 2001, appearing in this Prospectus and in the registration statement have been audited by Richard Prinzi Jr. CPA., independent Certified Public Accountants, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.


                      INTEREST OF NAMED EXPERTS AND COUNSEL


      Joseph Sierchio, a member of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., our legal counsel, owns 200,000 shares of our common stock.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts, agreements or other documents, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

      We intend to send an annual report, including audited financial statements, to our shareholders. We will also file annual, quarterly and current reports, and other information with the Securities and Exchange Commission.


      Our registration statement and other filings with the Securities and Exchange Commission can be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                              Financial Statements

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                          Index To Financial Statements

                                                                                                  Page
Report of Independent Public Accounts                                                               34

Financial Statements:


       Balance Sheet- February 28, 2002                                                             35

       Statement of Operations for September 1, 2001 through February 28, 2002                      36

       Statement of Changes in Shareholders' Equity for the period September 1, 2001 through
       February 28, 2002                                                                            37

       Statement of Cash Flows for the period September 1, 2001 through February 28, 2002           38

Notes to Financial Statements                                                                     39 to 41


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors Simplicia Telecommunications, Inc.:

We have audited the accompanying balance sheet of Simplicia Telecommunications, Inc. (a Delaware Corporation in the Development Stage) as of August 31, 2001, and the related statements of operations, changes in shareholders' equity and cash flows for the period from July 27, 2001 (Date of Inception) through August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simplicia Telecommunications, Inc. as of August 31, 2001, and the related statements of operations, changes in shareholders' equity and cash flows for the period from July 27, 2001 (Date of Inception) through August 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note #1. The financial statements do not include any adjustments that might result from the outcome for this uncertainty.


/s/ "Richard Prinzi Jr., CPA"
Staten Island, New York
December 2, 2001

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                                 Balance Sheets

                             Assets
                                                                   February 28,    August 31,
                                                                       2002          2001
Current Assets:
     Cash                                                            $  1,301       $  2,369
     Subscription Receivable                                               --         15,000
     Prepaid Expenses                                                   3,784          3,113
                                                                     --------       --------

          Total Current Assets                                          5,085         20,482
                                                                     --------       --------

          Total Assets                                               $  5,085       $ 20,482
                                                                     ========       ========

               Liabilities And Shareholders' Equity

  Current Liabilities:
       Accounts Payable                                              $    323       $  1,578
                                                                     --------       --------

            Total Current Liabilities                                     323          1,578
                                                                     --------       --------

            Total Liabilities                                             323          1,578
                                                                     --------       --------

  Shareholders' Equity:
       Common stock, $.0001 par value,150,000,000 shares
           Authorized, 1,560,000 shares issued and outstanding            160            156
       Additional Paid in Capital                                      34,760         24,764
                                                                     --------       --------

            Total Stockholders' Equity                                 34,920         24,920

  Loss accumulated during the development stage                       (30,158)        (6,016)
                                                                     --------       --------

            Total Shareholders' Equity                                  4,762         18,904
                                                                     --------       --------

            Total Liabilities and Shareholders' Equity               $  5,085       $ 20,482
                                                                     ========       ========

                 See Accompanying Notes to Financial Statements

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                             Statement of Operations

                                                                      For the period
                                                For the six month     July 27, 2001
                                                  period ended      (Date of Inception)
                                                  February 28,         To August 31,
                                                      2002                 2001
                                                -----------------   ------------------
Income:
          Total Income                             $         0         $         0
                                                   -----------         -----------
Expenses:
     Legal & Professional                               22,829               4,551
     Foreign Exchange                                       36                  --
     Bank Charges                                           76                  12
     Office Expenses                                       324                  --
     Licenses & Permits                                     --                  10
     Travel                                                877               1,443
                                                   -----------         -----------
          Total Expenses                                24,142               6,016
                                                   -----------         -----------
Loss Accumulated During The Development Stage      $   (24,142)        $    (6,016)
                                                   ===========         ===========
Loss per Common Share                              $      (.02)        $      (.00)
                                                   ===========         ===========
Weighted Average of Common Shares Outstanding        1,600,000           1,560,000
                                                   ===========         ===========

                 See Accompanying Notes to Financial Statements

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                  Statement of Changes in Shareholders' Equity

                                                                                            Loss
                                              Common Stock                               Accumulated
                                        --------------------------      Additional        During the
                                                                         Paid In         Development
                                                         Par Value       Capital            Stage               Total
                                                         ---------     ------------      ------------      --------------
For the Period July 27, 2001
   (Date of  Inception)
Through February 28, 2002
----------------------------
Issuance of stock                       1,600,000        $     160     $     34,760                        $      34,920

Loss Accumulated During
the Development Stage                                                                    $    (30,158)            (30,158)
                                        ---------------------------------------------------------------------------------
Balance, February 28, 2002              1,600,000        $     160     $     34,760      $    (30,158)     $        4,762
                                        =================================================================================

                 See Accompanying Notes to Financial Statements

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows

                                                                                   For the period
                                                              For the six          July 27, 2001
                                                             months ended             (Date of
                                                             February 28,            Inception)
                                                                 2002            To August 31, 2001
                                                             -------------       ------------------
Cash Flows From Operating Activities:
     Loss Accumulated During the Development Stage           $    (24,142)          $     (6,016)
     Net (increase) decrease in Subscription Receivable            15,000                (15,000)
     Net (increase) decrease in Prepaid Expenses                     (671)                (3,113)
     Net increase (decrease) in Accounts Payable                   (1,255)                 1,578
                                                              ------------           ------------

         Net Cash Used in Operating Activities                    (11,068)               (22,551)
                                                              ------------           ------------

Cash Flow From Financing Activities:
     Proceeds from issuance of common stock                        10,000                 24,920
                                                             ------------           ------------

         Net Cash Provided By Financing Activities                 10,000                 24,920
                                                             ------------           ------------

Net Increase in Cash:                                              (1,068)                 2,369
                                                             ------------           ------------

Cash, beginning of period                                           2,369                      0
                                                             ------------           ------------

Cash, end of period                                          $      1,301           $      2,369
                                                             ============           ============

                 See Accompanying Notes to Financial Statements

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. COMPANY INFORMATION


Simplicia Telecommunications, Inc., ("The Company") was organized July 27, 2001, under the laws of the State of Delaware, as Simplicia Telecommunications, Inc. The Company is currently in the development stage. Management has elected an August 31 year-end for the Company. The Company will be in the development stage until it raises the required capital and begins recycling wireless assets.


The Company acquired the worldwide rights from the Phones for Sight Foundation, a non-profit charitable entity, for the sale and exclusive rights to the collection, refurbishment and resale of cellular phones and other devices in the United States, its territories and possessions, as well as the right to the use of its proprietary business plan in connection with the refurbishment and resale of the cellular phones and other devices. The Company intends to commence operations following the successful consummation of this offering and may need additional financing in order to carry out its business plan.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash & Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments, with a maturity of three months or less.

Basis of Financial Statements

These financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Income Taxes


Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this method, deferred income taxes are determined based on differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. No provision for income taxes is included in the statement due to its immaterial amount.

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

Utilization of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.


NOTE 3.  CAPITAL STOCK


The Company is offering ("The Offering") the right to subscribe for 300,000 shares at $.25 per share on a no minimum basis. This means that the proceeds from the offering will not be kept in an escrow account pending completion of this offering. The shares will be sold through the President and Directors of the Company and no compensation is to be paid to any person for the offer and sale of the shares.

The Company's Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of the authorized but un-issued common stock without stockholder approval. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's stockholders participating in the Offering will occur.


There are presently outstanding 1,600,000 shares of the Company's Common Stock for which a relatively nominal consideration was paid. In contrast, the purchasers of the Shares offered are providing the Company with $75,000 of funding. Purchasers of the Shares will represent 16% of all Shares outstanding, although they will have provided the major portion of the Company's funding to date. The purchasers of the Shares offered hereby would have no effective voice in the Company's management and the Company would be controlled by the existing stockholders.

                       Simplicia Telecommunications, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3. CAPITAL STOCK (Continued)

Upon any liquidation, dissolution or winding up of the Company, holders of Shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to holders of shares of the Company's Common Stock. Moreover, In the event such a liquidation were to occur all stockholders of the Company, including those owning shares purchased privately at less than the public offering price, will receive the liquidated assets on a pro-rata basis (as opposed to being based on the amounts paid for such shares).

On August 31, 2001, the Company accepted a subscription agreement for 60,000 shares at $.25 per share. The Funds were received on September 6, 2001. At August 31, 2001, $15,000 was recorded as subscription receivable on the Balance Sheet.



NOTE 4. INCOME TAXES


The Company has available at February 28, 2002, $6,016 of unused operating loss carry forwards that may be applied against future taxable income and expire in various years beginning 2019.

NOTE 5. RELATED PARTY TRANSACTIONS

As of February 28, 2002, the officers of the Company owned 1,300,000 shares and the Company's attorney owned 200,000 shares of the 1,600,000 shares outstanding of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors.


      The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:


      Our Certificate of Incorporation and our By-laws require us to indemnify officers and directors to the fullest extent permitted by the Delaware Business Corporation Law (DBCA). Simplicia has also entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Delaware law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in our right.


      Our By-laws require us to indemnify our directors, officers, employees and agents to the maximum extent permitted by the DBCA. Section 317 of the DBCA provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who is or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably in connection therewith.


      If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its shareholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard or conduct.

      A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

      The indemnification rights provided in Section 317 of the DBCA are not exclusive of additional rights to indemnification for breach of duty to the corporation and its shareholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, with as to action in his or her office and as to action in another capacity which holding such office.

ITEM 25. Other Expenses of Issuance and Distribution.

      The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

--------------------------------------------------------------------------------
Securities and Exchange Commission Registration Fee                      $    23
--------------------------------------------------------------------------------
Accounting Fees and Expenses                                               4,000
--------------------------------------------------------------------------------
Transfer Agents Fees                                                       1,500
--------------------------------------------------------------------------------
Printing Costs                                                               500
--------------------------------------------------------------------------------
Edgar Fees                                                                 3,000
--------------------------------------------------------------------------------
Legal Fees and Expenses                                                   37,500
--------------------------------------------------------------------------------
Blue Sky Fees                                                              2,000
--------------------------------------------------------------------------------
Miscellaneous                                                              1,500
--------------------------------------------------------------------------------
TOTAL                                                                    $50,023
--------------------------------------------------------------------------------

ITEM 26. Recent Sales of Unregistered Securities.


      Set forth in chronological order is information regarding shares of common stock issued from incorporation-to the date of this prospectus. Also included is the consideration, if any, received by us for such securities. We believe that all of the issuances were exempt from registration of the Securities Act of 1933, amended, by virtue of section 4(2) thereof and/or Regulation S promulgated thereunder.

--------------------------------------------------------------------------------
Name                           Number                 Date             Amount
--------------------------------------------------------------------------------
Joseph Sierchio                200,000            July 30, 2001         $ 20.00
--------------------------------------------------------------------------------
Robert Auld                    650,000           August 28, 2001        $ 4,950
--------------------------------------------------------------------------------
Riaz Sumar                     650,000           August 28, 2001        $ 4,950
--------------------------------------------------------------------------------
Christina McDonald              60,000          September 6, 2001       $15,000
--------------------------------------------------------------------------------
Christina McDonald              40,000          November 29, 2001       $10,000
--------------------------------------------------------------------------------
Total                        1,600,000                                  $34,920
--------------------------------------------------------------------------------

ITEM 27. Exhibits


The following Exhibits are attached hereto:

                                 EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT AND FILING REFERENCE


3.1           Certificate of Incorporation*

3.2           Bylaws *

5.1 Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., regarding the legality of the securities being registered

10.1 Memorandum of Agreement between Humanity and the Foundation dated June 25, 2001 and Amendment thereto dated July 31, 2001*

10.2 Memorandum of Agreement between Humanity, Simplicia and the Foundation dated August 1, 2001*

10.3          Recellular Incorporated Letter of Intent dated October 12, 2001*

10.4          Letter Of Intent between Humanity and Simplicia dated December 12,
              2001*

10.5          June 12, 2002 termination letter

10.6 June 12, 2002 Letter from Simplicia Telecommunications, Inc. to the Phones for Sight Foundation

10.7          Letter dated May 16, 2002 from ReSave Technology

23.1 Consent of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. (included in Exhibit 5.1)

23.2          Consent of Richard Prinzi JR. CPA

*     Previously Filed.


ITEM 28. Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.




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


                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in the City of Airdrie, Province of Alberta, Canada, on the 10th day of July, 2002.

                                              SIMPLICIA TELECOMMUNICATIONS, INC.


                                              By:   /s/ Robert Auld
                                                 -------------------------------
                                              Robert Auld
                                              President

      In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement was signed by the following persons in the capacities so stated and on the 10th day of July, 2002.

SIGNATURE                                     TITLE


/s/ Robert Auld
---------------------
Robert Auld                                   President


/s/ Riaz Sumar
---------------------
Riaz Sumar                                    CFO & Corporate Secretary






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

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ----------

                       SIMPLICIA TELECOMMUNICATIONS, INC.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT AND FILING REFERENCE


3.1         Certificate of Incorporation*

3.2         Bylaws *

5.1 Opinion of Eiseman Levine Lehrhapt & Kakoyiannis, P.C., regarding the legality of the securities being registered

10.1 Memorandum of Agreement between Humanity and the Foundation dated June 25, 2001 and Amendment thereto dated July 31, 2001*

10.2 Memorandum of Agreement between Humanity, Simplicia and the Foundation dated August 1, 2001*

10.3        Recellular Incorporated Letter of Intent dated October 12, 2001*

10.4        Letter Of Intent between Humanity and Simplicia dated December 12,
            2001*

10.5        June 12, 2002 termination letter.

10.6 June 12, 2002 Letter from Simplicia Telecommunications, Inc. to the Phones for Sight Foundation.

10.7        Letter dated May 16, 2002 from ReSave Technology.

23.1        Consent of Eiseman Levine Lehrhapt & Kakoyiannis, P.C. (included in
            Exhibit 5.1)


23.2        Consent of Richard Prinzi JR. CPA


*     Previously filed.



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